AMENDMENT NO. 1
to the
FUND PARTICIPATION AGREEMENT

     AMENDMENT, dated as of May 1       , 2001, to the Fund Participation Agreement dated as of the 26th day of March, 1999 (the "Agreement"), by and between Deutsche Asset Management VIT Funds (formerly, BT Insurance Funds Trust) ("Trust"), Bankers Trust Company ("Adviser") and National Life Insurance ("Life Company").

     WHEREAS, effective May 1, 2001 Deutsche Asset Management, Inc. ("DAMI") will replace Adviser as investment adviser to the Trust;

     WHEREAS, effective May 1, 2001 Adviser wishes to transfer all of its rights, responsibilities and duties under the Agreement to ("DAMI");

     WHEREAS, DAMI is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     WHEREAS, Trust, Life Company and Adviser wish to revise Appendix A to the Agreement in its entirety;

     NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Life Company, Adviser and DAMI hereby agree as follows:

          1. Effective May 1, 2001 DAMI will replace Adviser and assume all of the Adviser's rights, responsibilities and duties under the Agreement.

          2. Life Company agrees to the replacement of Adviser with DAMI.

          3. Article IX. NOTICES is hereby amended such that the addresses for Trust and Adviser are replaced in their entirety with the following:

If to TRUST:

Deutsche Asset Management VIT Funds
c/o PFPC Global Fund Services
3200 Horizon Drive
King of Prussia, PA 19406-0903
Attn: Tom Calabria, Legal Department

and

c/o Deutsche Asset Management Mutual Fund Services
One South Street, Mail Stop 1-18-6
Baltimore, MD 21202
Attn: Richard Hale

If to ADVISER:

Deutsche Asset Management, Inc.
130 Liberty Street, Mail Stop 2355
New York, NY 10006
Attn: Mutual Fund Marketing

          4. Appendix A to the Agreement is hereby amended, and restated in its entirety, by the Appendix A attached to this Amendment.

     Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

Appendix A
(Revised effective May 1        , 2001)

to Participation Agreement by and among Deutsche Asset Management VIT Funds, Deutsche
Asset Management, Inc. and National Life Insurance Company

List of Portfolios:

Deutsche Asset Management VIT Funds - Equity 500 lndex Fund
Deutsche Asset Management VIT Funds - Small Cap lndex Fund
Deutsche Asset Management VIT Funds - EAFE Equity lndex Fund